Exhibit 99.1

News Release Contact: Michael A. Kuglin Chief Financial Officer P.O. Box 206, Whippany, NJ 07981-0206 Phone: 973.503.9252

FOR IMMEDIATE RELEASE

Suburban Propane Partners, L.P.

Announces Proposed Private Offering of Senior Notes

Whippany, New Jersey, December 8, 2025 — Suburban Propane Partners, L.P. (NYSE:SPH) (“Suburban Propane”) announced today that it intends, subject to market conditions, to offer $350,000,000 aggregate principal amount of senior notes due 2035 (the “2035 Senior Notes”) in a private placement not registered under the Securities Act of 1933, as amended (the “Securities Act”). Suburban Energy Finance Corp., a wholly owned direct subsidiary of Suburban Propane (together with Suburban Propane, the “Issuers”), will serve as the co-issuer of the 2035 Senior Notes. Suburban Propane intends to use the net proceeds from the offering, together with borrowings under its revolving credit facility, to redeem all the outstanding $350,000,000 aggregate principal amount of the Issuers’ 5.875% senior notes due 2027. There can be no assurance that the issuance and sale of any debt securities of the Issuers will be consummated.

The 2035 Senior Notes will be offered only (1) in the United States to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act; and (2) outside the United States to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. The 2035 Senior Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States or to, or for the benefit of U.S. persons, except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any securities. Any offers of the 2035 Senior Notes will be made only by means of a private offering memorandum.

About Suburban Propane Partners, L.P.

Suburban Propane Partners, L.P. (“Suburban Propane”) is a publicly traded master limited partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928 and is a nationwide distributor of propane, renewable propane, renewable natural gas, fuel oil and related products and services, as well as a marketer of natural gas and electricity and producer of and investor in low carbon fuel alternatives, servicing the energy needs of approximately 1 million residential, commercial, governmental, industrial and agricultural customers through approximately 750 locations across 42 states.

Suburban Propane is supported by three core pillars: (1) Suburban Commitment to Excellence—showcasing Suburban Propane’s almost 100-year legacy, and ongoing commitment to the highest standards for safety, dependability, flexibility, and reliability that underscores Suburban Propane’s commitment to excellence in customer service; (2) SuburbanCares—highlighting continued dedication to giving back to local communities across Suburban Propane’s national footprint; and (3) Go Green with Suburban Propane—promoting propane and renewable propane as versatile, low-carbon energy solutions and investing in the next generation of innovative, renewable energy alternatives.

For additional information on Suburban Propane, please visit www.suburbanpropane.com.

Forward-Looking Statements

This press release includes forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Suburban Propane expects, believes or anticipates will or may occur in the future are forward-looking statements, including statements regarding closing of the offering and the use of proceeds of the offering. These statements reflect Suburban Propane’s expectations or forecasts based on assumptions made by the partnership. These statements are subject to risks including those relating to market conditions, financial performance and results, prices and demand for natural gas and oil and other important factors that could cause actual results to differ materially from our forward-looking statements. These risks are further described in Suburban Propane’s reports filed with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and Suburban Propane undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

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